UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 26, 2014, Spherix Incorporated (the "Company") sold an aggregate of $4,446,081 of its securities in a private offering made solely to accredited investors (the “Investors”) (the “Offering”) pursuant to Subscription Agreements, dated as of March 26, 2014 (the “Subscription Agreement”).  Pursuant to the Offering, Investors purchased (i)  1,185,614 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) five year warrants to purchase an aggregate of 592,794  shares of Common Stock of the Company, at an exercise price of $6.15 per share (the “Warrants”).  The Warrants are exercisable on and following the six month anniversary of the date of issuance by payment to the Company of the exercise price of $6.15 per share, or if a registration statement covering the Common Stock underlying the Warrants is not then in effect, on a cashless basis.  Each Warrant may be callable at $0.01 per Warrant upon the consummation of a Company financing with a per share offering price of at least $8.00 and net proceeds to the Company from such offering of at least $15 million.  The expected use of proceeds from the Offering is for general corporate purposes and working capital.  The Company had 7,116,946 shares of its Common Stock issued and outstanding at the Closing and termination of the Offering.

The Company is required to register with the United States Securities and Exchange Commission (“SEC”) all Shares and the shares of Common Stock underlying the Warrants issued in the Offering (including the placement agent warrant described below) by filing within 30 days of closing a registration statement with the SEC and is required to cause such registration statement to be declared effective by the SEC within 180 days of the filing date (unless the SEC notifies the Company that it will not be reviewing the registration statement, then in which case the Company must cause the registration statement to be declared effective within 30 days of such notification but in any event, within 60 days of the filing date).  The Investors have also been granted certain “piggy back” registration rights.   In the event the Company fails to file the registration statement or cause such registration statement to be declared effective by the SEC, the Company is required to pay to each Investor a cash payment equal to one (1.0%) percent of the aggregate purchase price paid by such Investor pursuant to the Subscription Agreement, on each 30 day anniversary of such event until the applicable event is cured (but not in excess of fifteen (15%) percent of such Investor’s purchase price).

Laidlaw & Company (UK) Ltd., a FINRA registered broker dealer, acted as placement agent in connection with the Offering on a best-efforts basis and received a cash fee of $444,608, plus a non-accountable expense allowance of $88,922, and was issued a five- year warrant to purchase 118,561 shares of Common Stock at an exercise price of $4.67per share of Common Stock (the “Placement Agent Warrant”). The Placement Agent Warrant is exercisable beginning on the six month anniversary of the date of issuance.

The foregoing is not a complete summary of the terms of the transactions described in this Current Report on Form 8-K and reference is made hereby to the complete text of the Form of Warrant and Form of Placement Agent Warrant, Subscription Agreement and Registration Rights Agreement, filed as exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference thereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

The Shares and Warrants described were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.  In connection with the sale of the securities, the Company relied on the Investors' written representations as to its status as an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2014	SPHERIX INCORPORATED

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer